UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54282	27-0187394
(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 24, 2011, Chrysler Group LLC (the “Company”) entered into a Senior Credit Agreement among the Company, the guarantors named on the signature pages thereto, the lenders named therein, and Citibank, N.A. as administrative agent and collateral agent (the “Senior Credit Agreement”) relating to the senior credit facilities providing for (i) a $3.0 billion principal amount Tranche B term loan (the “Tranche B Term Facility”); and (ii) a $1.3 billion revolving credit facility (the “Revolving Facility” and, together with the Tranche B Term Facility, the “Senior Credit Facilities”). For a description of the material terms of the Senior Credit Agreement and the Senior Credit Facilities, see the information set forth below in Item 2.03, which is incorporated by reference into this Item 1.01.

On May 24, 2011, the Company and CG Co-Issuer Inc., a wholly owned subsidiary of the Company (the “Co-Issuer”), entered into an Indenture, among the Company, the Co-Issuer, the guarantors named on the signature pages thereto, Wilmington Trust FSB, as trustee and Citibank, N.A., as collateral agent, paying agent, registrar and authenticating agent (the “Indenture”), relating to the Company’s issuance of $1.5 billion aggregate principal amount of its 8% Secured Senior Notes due 2019 (the “2019 Notes”) and $1.7 billion aggregate principal amount of its 8 1/4% Secured Senior Notes due 2021 (the “2021 Notes,” and together with the 2019 Notes, the “Notes”). The 2019 Notes and the 2021 Notes were each issued at par. A copy of the Indenture is attached hereto as Exhibit 4.2 and incorporated herein by reference. For a description of the material terms of the Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

On May 24, 2011, the Company delivered a prepayment and termination notice to the U.S. Department of the Treasury (the “U.S. Treasury”) stating its intention to prepay all amounts owed under the first lien credit facility, dated as of June 10, 2009, by and between Chrysler Group LLC and the U.S. Department of the Treasury, as lender (the “U.S. Treasury first lien credit agreement”) and to terminate all lending commitments thereunder. On May 20, 2011, Chrysler Canada Inc. delivered a prepayment and termination notice to Export Development Canada stating its intention to prepay all amounts owed under the amended and restated loan agreement, dated as of June 10, 2009, among Chrysler Canada Inc., as borrower, the other loan parties thereto, and Export Development Canada, as lender (the “EDC credit agreement”) and to terminate all lending commitments thereunder.

On May 24, 2011, the Company repaid all amounts owed under the U.S. Treasury first lien credit agreement and terminated all lending commitments thereunder. On May 24, 2011, the Company repaid all amounts owed under the EDC credit agreement and terminated all lending commitments thereunder.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Credit Agreement

On May 24, 2011, the Company entered into the Senior Credit Facilities. Each of the Company’s existing and subsequently acquired or organized domestic, principal operating subsidiaries are or will be guarantors under the Senior Credit Facilities, subject to certain limited exceptions.

The Senior Credit Facilities provide for borrowings of up to $4,300 million, including a $3,000 million senior secured Tranche B term loan facility (the “Tranche B Term Facility”), that was drawn on May 24, 2011 and a $1,300 million senior secured revolving credit facility (the “Revolving Facility”), which may be borrowed, repaid and reborrowed after May 24, 2011 until May 24, 2016, the maturity date of the Revolving Facility. A portion of the Revolving Facility will be made available for the issuance of letters of credit. The maturity date for the Tranche B Term Facility will be May 24, 2017. Prior to the final maturity date of each of the facilities, the Company has the right to extend the maturity date of all or a portion of any of the facilities with the consent of the lenders whose loans or commitments are being extended, and the Company also has the right to increase the amount of the Senior Credit Facilities in an aggregate principal amount not to exceed $1,200 million, either through an additional term loan or an increase in the Revolving Facility, subject to certain conditions.

The outstanding principal amount of the Tranche B Term Facility will be payable in equal quarterly installments amounting to 0.25 percent of the original amount thereof, with the remaining balance due on the final maturity date of the Tranche B Term Facility. No amortization will be required with respect to the Revolving Facility.

All loans outstanding under the facilities will bear interest, at the Company’s option, either at a base rate plus 3.75 percent per annum or at the reserve-adjusted Eurodollar rate plus 4.75 percent per annum. For the Tranche B Term Facility, a reserve-adjusted Eurodollar rate floor of 1.25 percent per annum and a base rate floor of 2.25 percent per annum will apply.

The Company will pay commitment fees equal to 0.75 percent per annum (subject to reduction to 0.50 percent per annum based on the Company’s total leverage ratio) times the daily average undrawn portion of the Revolving Facility. Commitment fees will be payable quarterly in arrears. In addition, the Company will pay closing fees to each lender on the closing date.

Before the third anniversary of the closing date of the Senior Credit Facilities, if the Company voluntarily prepays all or any portion of the Tranche B Term Facility, the Company will be obligated to pay a call premium, which prior to the first anniversary will be based on a “make-whole” calculation, on and after the first anniversary but prior to the second anniversary will be 2.0 percent of the principal amount repaid, and on and after the second anniversary but prior to the third anniversary will be 1.0 percent of the principal amount repaid. On and after the third anniversary of the closing date of the Senior Credit Facilities, the Company may make voluntary prepayments under the Facilities without premium or penalty (other than breakage costs).

Mandatory prepayments will be required, subject to certain exceptions and basket amounts, from the net cash proceeds of asset sales or incurrence of additional indebtedness, insurance proceeds and excess cash flow (in the case of excess cash flow, subject to a leverage-based step-down, and only to the extent the Company’s liquidity exceeds a threshold). Mandatory prepayments will be applied, first, to the Tranche B Term Facility and, second, to any outstanding loans under the Revolving Facility.

The Senior Credit Facilities are secured by a senior priority security interest in substantially all of the Company’s assets and the assets of the subsidiary guarantors under the Senior Credit Facilities (subject to certain exceptions, including certain assets that may secure a proposed credit facility with the Department of Energy in connection with the Advanced Technology Vehicles Manufacturing Loan Program), including 100 percent of the equity interests in domestic subsidiaries and 65 percent of the equity interests in foreign subsidiaries held directly by the Company and the subsidiary guarantors under the Senior Credit Facilities.

The Senior Credit Agreement contains financial covenants that will require the Company to maintain a minimum ratio of borrowing base to covered debt of 1.10 to 1.00 and minimum liquidity of $3.0 billion based on calculations to be made under the Senior Credit Agreement. The Senior Credit Agreement includes several affirmative covenants including requirements to deliver financial statements and other reports and to maintain ratings. The Senior Credit Agreement also contains several negative covenants, including limitations on incurrence, repayment and prepayment of indebtedness and on liens, restricted payments, limitations on transactions with affiliates, hedging agreements and sale and leaseback transactions, limitations on fundamental changes, including certain asset sales and restrictions on certain subsidiary distributions.

The Senior Credit Agreement contains a number of events of default, such as failure to make payments when due, failure to comply with covenants, breaches of representations and warranties, change of control, cross-default with certain other debt and hedging agreements and the failure to pay certain material judgments.

The description set forth above is qualified in its entirety by the Senior Credit Agreement filed herewith as Exhibit 4.1 and incorporated herein by reference.

Indenture and Registration Rights Agreement

On May 24, 2011, the Company and the Co-Issuer issued $1,500,000,000 aggregate principal amount of 2019 Notes and $1,700,000,000 aggregate principal amount of 2021 Notes pursuant to the Indenture. The Notes were each issued at par. The Notes were sold in a private placement to (1) “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (2) outside the United States to persons who are not “U.S. persons” (as defined in Rule 902 of Regulation S under the Securities Act) in compliance with Regulation S under the Securities Act.

The 2019 Notes bear interest at a rate of 8% per annum and mature on June 15, 2019. The 2021 Notes bear interest at a rate of 8 1/4% per annum and mature on June 15, 2021. Interest on each series of the Notes will be payable semi-annually on June 15 and December 15 of each year, starting on December 15, 2011, to the holders of record of such Notes at the close of business on the June 1 or December 1, respectively, preceding such interest payment date. The Indenture contains covenants that will limit the Company’s ability and, in certain instances, the ability of certain of the Company’s subsidiaries to (i) pay dividends or make distributions on the Company’s capital stock or repurchase the Company’s capital stock; (ii) make certain restricted payments; (iii) create liens or enter into sale and leaseback transactions; (iv) enter into transactions with affiliates; (v) merge or consolidate with another company; and (vi) transfer and sell assets. These covenants include certain exceptions.

The Company, at its option, may at any time and from time to time redeem all or any portion of the 2019 Notes on not less than 30 and not more than 60 days’ prior notice mailed to the holders of the 2019 Notes to be redeemed. Prior to June 15, 2015, the 2019 Notes will be redeemable at a price equal to the principal amount of the 2019 Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make-whole” premium calculated under the Indenture. The Company, at any time prior to June 15, 2014, may also redeem up to 35% of the aggregate principal amount of the 2019 Notes, at a redemption price equal to 108% of the principal amount of the 2019 Notes being redeemed with the net cash proceeds from certain equity offerings. On and after June 15, 2015, the 2019 Notes are redeemable at redemption prices specified in the Indenture, plus accrued and unpaid interest to the date of redemption. The redemption price initially is 104% of the principal amount of the 2019 Notes being redeemed for the twelve months beginning June 15, 2015, declining to 102% for the year beginning June 15, 2016, and to par on and after June 15, 2017.

The Company, at its option, may at any time and from time to time redeem all or any portion of the 2021 Notes on not less than 30 and not more than 60 days’ prior notice mailed to the holders of the 2021 Notes to be redeemed. Prior to June 15, 2016, the 2021 Notes will be redeemable at a price equal to the principal amount of the 2021 Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make-whole” premium calculated under the Indenture. The Company, at any time prior to June 15, 2014, may also redeem up to 35% of the aggregate principal amount of the 2021 Notes, at a redemption price equal to 108.25% of the principal amount of the 2021 Notes being redeemed with the net cash proceeds from certain equity offerings. On and after June 15, 2016, the 2021 Notes are redeemable at redemption prices specified in the Indenture, plus accrued and unpaid interest to the date of redemption. The redemption price initially is 104.125% of the principal amount of the 2021 Notes being redeemed for the twelve months beginning June 15, 2016, declining to 102.75% for the year beginning June 15, 2017, to 101.375 for the year beginning June 15, 2018 and to par on and after June 15, 2019.

The Indenture provides for customary events of default, including: nonpayment, breach of the covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If any event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the Notes outstanding under one of the series may declare all the Notes of that series to be due and payable immediately, together with interest, if any, accrued thereon.

Under the terms of a Registration Rights Agreement, the Company has agreed to register notes having substantially identical terms as the Notes with the Securities and Exchange Commission as part of an offer to exchange freely tradable exchange notes for the Notes.

The description set forth above is qualified in its entirety by the Indenture and the Registration Rights Agreement filed herewith as exhibits.

Copies of the Indenture and of the Registration Rights Agreement are attached hereto as Exhibit 4.2 and Exhibit 4.3, respectively, and incorporated herein by reference.

Item 8.01. Other Events.

On May 24, 2011, Fiat North America LLC (“Fiat”) acquired 261,225 Class A membership interests in the Company representing an incremental 16 percent fully-diluted ownership interest pursuant to the terms of the Company’s Amended and Restated Limited Liability Company Operating Agreement (the “LLC Operating Agreement”) at an exercise price of $1,268 million. The Company expects Fiat’s ownership interest to increase to 51 percent before the end of 2011 upon the occurrence of the third and final Class B Event described in the LLC Operating Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Senior Credit Agreement, dated as of May 24, 2011, among the Company, the guarantors named on the signature pages thereto, the lenders named therein, and Citibank, N.A. as administrative agent and collateral agent.

4.2	Indenture, relating to the Notes, dated as of May 24, 2011, among the Company, the Co-Issuer, the guarantors named on the signature pages thereto and Wilmington Trust FSB, as trustee and Citibank, N.A., as collateral agent, paying agent, registrar and authenticating agent.

4.3	Registration Rights Agreement, dated as of May 24, 2011, among the Company, the Co-Issuer, the guarantors named on the signature pages thereto, Merrill Lynch, Pierce, Fenner & Smith Inc., Goldman, Sachs & Co., Citigroup Global Markets Inc. and Morgan Stanley & Co. Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2011	CHRYSLER GROUP LLC (Registrant)

/s/ Richard K. Palmer
Richard K. Palmer
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

4.1	Senior Credit Agreement, dated as of May 24, 2011, among the Company, the guarantors named on the signature pages thereto, the lenders named therein, and Citibank, N.A. as administrative agent and collateral agent.

4.2	Indenture, relating to the Notes, dated as of May 24, 2011, among the Company, the Co-Issuer, the guarantors named on the signature pages thereto and Wilmington Trust FSB, as trustee and Citibank, N.A., as collateral agent, paying agent, registrar and authenticating agent.

4.3	Registration Rights Agreement, dated as of May 24, 2011, among the Company, the Co-Issuer, the guarantors named on the signature pages thereto, Merrill Lynch, Pierce, Fenner & Smith Inc., Goldman, Sachs & Co., Citigroup Global Markets Inc. and Morgan Stanley & Co. Inc.